Exhibit 10.36
September 30, 2011

Lingbo Chi
Chairman and Chief Executive Officer
China America Holdings, Inc.
Xi Lv Biao Industrial Park, Longdu Street,
Zhucheng City, Shangdong Province,
China 262200

Re: Forgiveness of the interest associated with 3% Convertible Promissory Note $11,075,206 dated on June 30, 2011

Dear Mr. Chi,

On June 13, 2011 China Direct Investments, Inc. and Capital One Resources, Ltd. (collectively, “CDII”) entered into a consulting agreement with China America Holdings, Inc. (“CAAH”).

As compensation for services under this agreement, CAAH issued CDII a convertible promissory note in the principal amount of $11,075,206 bearing the interest at the rate of 3% per annum (“Convertible Note”).

CDII hereby agrees to forgive all and any accrued interest on the Convertible Note from date of the Convertible Note through and until the Maturity Date as provided for in the Convertible Note

Regards,

China Direct Investments, Inc.

/s/ James Wang
James Wang, Ph.D.
Chairman and CEO

Capital One Resources, Ltd.

/s/ Robert Zhuang
Robert Zhuang
Genereal Manager